UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2023

HF FOODS GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38180	81-2717873
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No)

6325 South Rainbow Boulevard, Suite 420, Las Vegas, Nevada	89118
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 905-0998

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	HFFG	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On April 11, 2023, the Board of Directors (the “Board”) of HF Foods Group Inc., a Delaware corporation (the “Company”), authorized and declared a dividend distribution of one right (each, a “Right”) for each outstanding share of common stock, par value $0.0001 per share (the “Common Stock”), of the Company to stockholders of record as of the close of business on April 24, 2023 (the “Record Date”). Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Participating Preferred Stock, par value $0.001 per share (the “Preferred Stock”), of the Company at an exercise price of $19.50 (the “Exercise Price”), subject to adjustment. The complete terms of the Rights are set forth in a Preferred Stock Rights Agreement (the “Rights Agreement”), dated as of April 11, 2023, between the Company and American Stock Transfer & Trust Company, LLC, as rights agent.

The Board adopted the Rights Agreement to protect stockholders from coercive or otherwise unfair takeover tactics. In general terms, it works by imposing a significant penalty upon any person or group that acquires fifteen percent (15%) or more of the shares of Common Stock without the approval of the Board. As a result, the overall effect of the Rights Agreement and the issuance of the Rights may be to render more difficult or discourage a merger, tender or exchange offer or other business combination involving the Company that is not approved by the Board.

The following is a summary of the terms of the Rights Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, a copy of which is attached as Exhibit 4.1 and is incorporated herein by reference. Capitalized terms used in the summary below have the meanings set forth in the Rights Agreement.

Distribution and Transfer of Rights; Rights Certificates:

The Board has declared a dividend of one Right for each outstanding share of Common Stock. Prior to the Distribution Date referred to below:

•  the Rights will be evidenced by and trade with the certificates for the Common Stock (or, with respect to any uncertificated Common Stock registered in book entry form, by notation in book entry), and no separate rights certificates will be distributed;

•  new Common Stock certificates issued after the Record Date will contain a legend incorporating the Rights Agreement by reference (for uncertificated Common Stock registered in book entry form, this legend will be contained in a notation in book entry); and

•  the surrender for transfer of any certificates for Common Stock (or the surrender for transfer of any uncertificated Common Stock registered in book entry form) will also constitute the transfer of the Rights associated with such Common Stock.

Rights will accompany any new shares of Common Stock that are issued after the Record Date.

Distribution Date:

Subject to certain exceptions specified in the Rights Agreement, the Rights will separate from the Common Stock and become exercisable following (1) the 10th business day (or such later date as may be determined by the Board) after the public announcement that a person or group of affiliated or associated persons (such person or group, an “Acquiring Person”) has acquired beneficial ownership of fifteen percent (15%) or more of the Common Stock or (2) the 10th business day (or such later date as may be determined by the Board) after a person or group announces a tender or exchange offer that would result in ownership by a person or group of fifteen percent (15%) or more of the Common Stock. For purposes of the Rights Agreement, beneficial ownership is defined to include the ownership of derivative securities.

A person or group who beneficially owned fifteen percent (15%) or more of the Company’s outstanding Common Stock prior to the first public announcement by the Company of the adoption of the Rights Agreement will not trigger the Rights Agreement so long as they do not acquire beneficial ownership of any additional shares of Common Stock at a time when they still beneficially own fifteen percent (15%) or more of such Common Stock, subject to certain exceptions as set forth in the Rights Agreement.

The date on which the Rights separate from the Common Stock and become exercisable is referred to as the “Distribution Date.”

After the Distribution Date, the Company will mail Rights certificates to the Company’s stockholders as of the close of business on the Distribution Date and the Rights will become transferable apart from the Common Stock. Thereafter, such Rights certificates alone will represent the Rights.

Preferred Stock Purchasable Upon Exercise of Rights:

After the Distribution Date, each Right will entitle the holder to purchase, for the Exercise Price, one one-thousandth of a share of Preferred Stock having economic and other terms similar to that of one share of Common Stock. This portion of a share of Preferred Stock is intended to give the stockholder approximately the same dividend, voting and liquidation rights as would one share of Common Stock, and should approximate the value of one share of Common Stock.

More specifically, each one one-thousandth of a share of Preferred Stock, if issued, will:

•  not be redeemable;

•  entitle holders to quarterly dividend payments of $0.001 per one one-thousandth of a share of Preferred Stock, or an amount equal to the dividend paid on one share of Common Stock, whichever is greater;

•  entitle holders upon liquidation either to receive $1 per one one-thousandth of a share of Preferred Stock or an amount equal to the payment made on one share of Common Stock, whichever is greater;

•  have the same voting power as one share of Common Stock; and

•  entitle holders to a payment per one one-thousandth of a share of Preferred Stock equal to the payment made on one share of Common Stock if the Common Stock is exchanged via merger, consolidation or a similar transaction.

Flip-In Trigger:

If an Acquiring Person obtains beneficial ownership of fifteen percent (15%) or more of the Common Stock, then each Right will entitle the holder thereof to purchase, for the Exercise Price, a number of shares of Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a then-current market value of twice the Exercise Price. However, the Rights are not exercisable following the occurrence of the foregoing event until such time as the Rights are no longer redeemable by the Company, as further described below.

Following the occurrence of an event set forth in preceding paragraph, all Rights that are or, under certain circumstances specified in the Rights Agreement, were beneficially owned by an Acquiring Person or certain of its transferees will be void.

Flip-Over Trigger:	If, after an Acquiring Person obtains fifteen percent (15%) or more of the Common Stock, (1) the Company merges into another entity, (2) an acquiring entity merges into the Company or (3) the Company sells or transfers more than 50 percent of its assets, cash flow or earning power, then each Right (except for Rights that have previously been voided as set forth above) will entitle the holder thereof to purchase, for the Exercise Price, a number of shares of common stock of the person engaging in the transaction having a then-current market value of twice the Exercise Price.

Redemption of the Rights:	The Rights will be redeemable at the Company’s option for $0.001 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board) at any time on or prior to the 10th business day (or such later date as may be determined by the Board) after the public announcement that an Acquiring Person has acquired beneficial ownership of fifteen percent (15%) or more of the Common Stock. Immediately upon the action of the Board ordering redemption, the Rights will terminate and the only right of the holders of the Rights will be to receive the $0.001 redemption price. The redemption price will be adjusted if the Company undertakes a stock dividend or a stock split.

Exchange Provision:	At any time after the date on which an Acquiring Person beneficially owns fifteen percent (15%) or more of the Common Stock and prior to the acquisition by the Acquiring Person of 50 percent of the Common Stock, the Board may exchange the Rights (except for Rights that have previously been voided as set forth above), in whole or in part, for Common Stock at an exchange ratio of one share of Common Stock per Right (subject to adjustment). In certain circumstances, the Company may elect to exchange the Rights for cash or other securities of the Company having a value approximately equal to one share of Common Stock.

Expiration of the Rights:	The Rights expire on the earliest of (1) 5:00 p.m., New York City time, on April 11, 2024 or (2) upon the redemption or exchange of the Rights as described above.

Amendment of Terms of the Rights Agreement and Rights:	The terms of the Rights and the Rights Agreement may be amended in any respect without the consent of the holders of the Rights on or prior to the Distribution Date. Thereafter, the terms of the Rights and the Rights Agreement may be amended without the consent of the holders of Rights in order to (1) cure any ambiguities, (2) shorten or lengthen any time period pursuant to the Rights Agreement or (3) make changes that do not adversely affect the interests of holders of the Rights.

Voting Rights; Other Stockholder Rights:	The Rights will not have any voting rights. Until a Right is exercised, the holder thereof, as such, will have no separate rights as stockholder of the Company.

Anti-Dilution Provisions:

The Board may adjust the Exercise Price, the number of shares of Preferred Stock issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split or a reclassification of the Preferred Stock or Common Stock.

With certain exceptions, no adjustments to the Exercise Price will be made until the cumulative adjustments amount to at least one percent of the Exercise Price. No fractional shares of Preferred Stock will be issued and, in lieu thereof, an adjustment in cash will be made based on the current market price of the Preferred Stock.

Taxes:	The distribution of Rights should not be taxable for federal income tax purposes. However, following an event that renders the Rights exercisable or upon redemption of the Rights, stockholders may recognize taxable income.

Item 3.03.	Material Modification to Rights of Security Holders

The information included in Item 1.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information included in Item 1.01 is incorporated herein by reference.

In connection with the adoption of the Rights Agreement, on April 11, 2023 the Board approved a Certificate of Designation of Rights, Preferences and Privileges of Series A Participating Preferred Stock (the “Certificate of Designation”) setting forth the rights, powers and preferences of the Preferred Stock. The Certificate of Designation was filed with the Secretary of State of the State of Delaware on April 11, 2023. A copy of the Certificate of Designation is attached as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01	Other Events

On April 11, 2023, the Company issued a press release announcing the adoption of the Rights Agreement and the declaration of the dividend of Rights. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Exhibits

3.1	Certificate of Designation of Rights, Preferences and Privileges of Series A Participating Preferred Stock.

4.1	Preferred Stock Rights Agreement, dated as of April 11, 2023, by and between HF Foods Group Inc. and American Stock Transfer & Trust Company, LLC, as rights agent.

99.1	Press release issued by HF Foods Group Inc. on April 11, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 11, 2023	HF FOODS GROUP INC.

	/s/	Xiao Mou Peter Zhang
Xiao Mou Peter Zhang
Chief Executive Officer